Exhibit 10(t)

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$135,000,000.00	Santa Ana, California March 31, 2009

THIS AMENDED AND RESTATED SECURED PROMISSORY NOTE combines, amends and restates that certain secured promissory note dated March 31, 2008 in the principal amount of $115,000,000.00 and that certain secured promissory note dated June 30, 2008 in the principal amount of $20,000,000.00, in each case made by Payor (as defined below) in favor of Payee (as defined below).

THE FIRST AMERICAN CORPORATION, a corporation organized and existing under the laws of the State of California (the “Payor”) hereby promises to pay on March 31, 2010 to the order of First American Title Insurance Company, a California corporation (the “Payee”), in lawful money of the United States of America, by bank check or wire transfer, at 1 First American Way, Santa Ana, CA 92707, the principal sum of ONE HUNDRED THIRTY FIVE MILLION DOLLARS ($135,000,000.00), together with interest thereon at a rate of four and one half percent (4.5%) per annum, payable quarterly in four equal installments on June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding or any jurisdiction relating to the Payor, the unpaid principal amount hereof, together with any unpaid interest, shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note may be voluntarily repaid by the Payor prior to maturity, in whole or in part, without premium or penalty. The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

This Note is delivered by Payor in satisfaction in the principal amount of this Note of intercompany balances (whether characterized on the books and records of Payor and Payee as advances or otherwise) owed by Payor to Payee. This Note is secured by the security pledged by Payor to Payee under that certain Amended and Restated Pledge Agreement dated December 31, 2008 between Payor and Payee, as such agreement may be amended from time to time.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

THE FIRST AMERICAN CORPORATION

By:	/s/ Max O. Valdes
	Name:	Max O. Valdes
	Title:	Senior Vice President and Chief Accounting Officer